COMMUNITY BANK OF TRI-COUNTY
                      EXECUTIVE INCENTIVE COMPENSATION PLAN

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                                 2003 Amendment
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     WHEREAS,  Community Bank of Tri-County (the "Bank") maintains the Community
Bank of Tri-County Executive Incentive Compensation Plan (the "Plan"), and the Bank's Board of Directors has determined that it is in the best interests of the Bank to amend the Plan in the manner set forth herein;

     NOW, THEREFORE, the Plan is hereby amended as follows, effective as of January 1, 2004.

     1. New Sections 2.12A, 2.12B and 2.12C are added to the Plan immediately after Section 2.12 and before Section 2.13 to provide as follows:

          2.12A "EPS" means diluted earnings per share of Common Stock, expressed as a dollar amount, as computed by the Corporation for purposes of financial statement reporting.

          2.12B "EPS Increase" means the amount, if any, by which the EPS for a calendar year exceeds the EPS for the immediately preceding calendar year. Such increase, if any, shall be expressed as a percentage of the EPS for the immediately preceding calendar year.

          2.12C "EPS Target Increase" means the amount by which the targeted EPS for a calendar year, as determined by the Committee in its discretion for purposes of this Plan prior to or as soon as practicable following January 1 of such year, will exceed the EPS for the immediately preceding calendar year. Such excess shall be expressed as a percentage of the EPS for the immediately preceding calendar year.

     2. Section 2.15 of the Plan is amended in its entirety to provide as follows:

          2.15 "Multiplier" means for any calendar year the average of (i), (ii)
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     and (iii), where --

               (i) is the percentage obtained when the Bank's return-on-equity ("ROE") is divided by the product of the median ROE of the Peer Group and the ROE Target Percentage,

               (ii) is the percentage obtained when the median percentage of noncurrent to gross loans ("NPL") of the Peer Group is divided by the percentage of the Bank's NPL; and

               (iii) is the percentage obtained when the EPS Increase for the calendar year is divided by the EPS Target Increase for the calendar year(1); provided that (a) in no event shall such percentage exceed 150% for purposes of this clause (iii), and (b) such percentage shall be deemed to be 0% for purposes of this clause (iii) if the actual percentage is less than 50%.

          (1) For example, the Multiplier would be 145% - - the average of 50% and 300% and 85% - - if (i) the Bank's ROE was 5% and the median ROE for its Peer Group times the ROE Target Percentage was 10%, (ii) the Bank's noncurrent to gross loan percentage was 2% and the median percentage for its Peer Group was 6%, and (iii) the EPS Increase was 85% of the EPS Target Increase.


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               Either  of the  percentages  set forth in  clauses  (i) and (ii), above, will be below 100% if the Bank does not outperform the other banks in its Peer Group. If the Bank performs at a level below 50% of Peer Performance, the factor for these clauses shall be zero. The Committee shall make its determinations of ROE, NPL and EPS in accordance with generally accepting accounting principles, subject to the Committee's discretion to take into account or to disregard any financial events that are extraordinary in the opinion of the Committee.

               3. Section 4.02 of the Plan is amended in its entirety to provide as follows:

               4.02 Stock  Option  Grants.  Each  Participant  shall be granted,
                    ----------------------
          under the Stock Option Plan, an Option to purchase a specified number of Shares such that the value of the Option, as determined by the Committee in accordance with the Black-Scholes option pricing model or such other valuation methodology used by the Corporation for purposes of compliance with FASB Statement No. 123, is equal to 50% of the Bonus (if any) to which the Participant is entitled under Section 4.01 hereof for the calendar year, unless the Committee determines otherwise by resolution adopted before the first day of the calendar year to which a particular grant or grants relate. The Option Price for each Option shall equal the fair market value of the Optioned Shares on the date of grant, as determined in accordance with the Stock Option Plan, and shall be fully and immediately exercisable.

          4. Nothing contained herein shall be held to alter, vary or affect any of the terms, provisions, or conditions of the Plan or any agreement entered into thereunder, other than as stated above.


Dated As Of : October 23, 2003          COMMUNITY BANK OF TRI-COUNTY



                                        By: /s/ Michael L. Middleton
                                            -----------------------------
                                            Its President